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France Growth Fund, INC.
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PRESS RELEASE

June 20, 2002

Directors and Officers of the France Growth Fund Conspire to
Change Election Outcome

Phillip Goldstein, a shareholder of the France Growth Fund (the "Fund") (NYSE:FRF), today charged the directors and officers of the Fund with conspiring to tamper with an election that took place at the Fund's annual meeting on June 18, 2002. At the meeting, shareholders voted to defeat a series of proposals that would have radically altered the Fund's objective and management structure and dramatically increased the annual investment advisory fee. The only proposal approved was a shareholder proposal to expedite the process to ensure that the Fund's shares trade at net asset value.

Rather than respect the will of the shareholders, the Fund's directors and officers conspired to keep the polls open with respect to the restructuring proposals in order to gain time to solicit several large shareholders to change their votes. To this end, the Fund has announced a coercive self-tender offer that would only be commenced if shareholders vote to approve the proposals when the illegally adjourned meeting reconvenes.

Mr. Goldstein, a director-nominee who attended the meeting but who was not elected, stated: "Adjourning a meeting because the result is not to your liking is a blatant breach of fiduciary duty. In light of the recent scandals at Enron, Tyco, Adelphia and other corporations, it is especially shocking that the Fund's directors and officers would even contemplate attempting to change the outcome of a shareholder election after the fact."

Mr. Goldstein also announced that he received a belated offer of a directorship in return for voting in favor of the defeated proposals when the illegally adjourned meeting reconvenes. He commented: "It is too little and much too late. The time for negotiations is before the votes are cast, not after. The meeting is over and we all have to abide by the results."

For additional information please contact Phillip Goldstein at
(914) 747-5262 or at oplp@att.net.